Exhibit 4.9
EXECUTION VERSION
AMENDMENT TO
SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT
This AMENDMENT TO THE SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Amendment”), dated as of October 29, 2009, by and among AEI, a Cayman Islands exempted company (the “Company”), and the shareholders of the Company listed on Appendix A hereto (together with any other person (other than the Company) who agrees to be bound by the terms of this Amendment and the Shareholders Agreement (as defined below) as permitted therein, the “Shareholders”). Capitalized terms, unless otherwise defined, are used herein as defined in the Shareholders Agreement.
RECITALS
WHEREAS, on May 9, 2008, the Company and the Shareholders entered into the Second Amended and Restated Shareholders Agreement (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Shareholders Agreement”); and
WHEREAS, the Company and certain of its Shareholders (which, in accordance with Section 8.9 of the Shareholders Agreement hold Shares representing not less than 80% of the outstanding Shares held by Shareholders party to the Shareholders Agreement) desire to amend the Shareholders Agreement as hereinafter provided.
NOW, THEREFORE, the parties hereto agree as follows:
Section 1.1 Amendment. The Shareholders Agreement is hereby amended as follows:
The definition of “Qualified Public Offering” set forth in Section 1.1 of the Shareholders Agreement is hereby deleted in its entirety and replaced with the following:
““Qualified Public Offering” means an offering, involving not less than $200 million of gross proceeds (to the Company and/or its shareholders), upon the completion of which the Shares will be listed on a Specified Exchange.”
Section 1.2 Effective Date. This Amendment shall be effective when executed by or on behalf of AEI and Shareholders holding Shares representing not less than 80% of the outstanding Shares held by Shareholders party to the Shareholders Agreement (the “Effective Date”).
Section 1.3 Limitation of Liability. The Company and each of the Shareholders hereby acknowledges that Northern Trust (Guernsey) Limited is executing this Amendment in its capacity as custodian to Ashmore Global Special Situations Fund 2 Limited Partnership, Ashmore Global Special Situations Fund 3 Limited Partnership, Ashmore Global Special Situations Fund 4 Limited Partnership, Ashmore Global Special Situations Fund 5 Limited Partnership, Ashmore Global Opportunities Limited, Asset Holder PCC Limited re Ashmore Emerging Markets Liquid Investment Portfolio, Ashmore Emerging Markets Global Investment Portfolio Limited, Ashmore Growing Multi Strategy Fund Limited and Ashmore Emerging Markets Debt and Currency Fund. The Company and each Shareholder further agree that any representations, warranties and covenants contemplated by this Amendment are made by each Shareholder severally and that all liabilities contemplated by this Amendment are limited to the extent that each Shareholder’s assets can meet such liabilities and indemnities.

Section 1.4 Governing Law; Submission to Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE LAWS OF THE CAYMAN ISLANDS ARE MANDATORY. THE PARTIES HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT. THE PARTIES HEREBY WAIVE ANY OBJECTION THEY MAY HAVE TO VENUE TO ANY SUCH ACTION OR PROCEEDING AND TO THE DEFENSE OF AN INCONVENIENT FORUM WITH RESPECT THERETO. EACH PARTY HERETO CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE SHAREHOLDERS AGREEMENT.
Section 1.5 Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same Amendment, and shall become effective when two or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile) to the other parties or party.
Section 1.6 Shareholders Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Shareholders Agreement shall remain in full force and effect. All references to the Shareholders Agreement shall be deemed to refer to the Shareholders Agreement as amended hereby.
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IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has caused this Amendment to be duly executed and delivered on the date first set forth above.

AEI
By:	/s/ James A. Hughes
	Name:	James A. Hughes
	Title:	Chief Executive Officer
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

ASHMORE CAYMAN SPC NO. 3 LTD. ON BEHALF OF AND FOR THE ACCOUNT OF AEI SEGREGATED PORTFOLIO
By:	/s/ Sarah Kelly
	Name:	Sarah Kelly
	Title:	Director
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 2 LIMITED

By:	Northern Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Lucy Wallace

	Name:	Lucy Wallace
	Title:	Authorised Signatory

By:	/s/ Sarah Brouard

	Name:	Sarah Brouard
	Title:	Authorised Signatory
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 3 LIMITED PARTNERSHIP

By:	Northern Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Lucy Wallace

	Name:	Lucy Wallace
	Title:	Authorised Signatory

By:	/s/ Sarah Brouard

	Name:	Sarah Brouard
	Title:	Authorised Signatory
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 4 LIMITED PARTNERSHIP

By:	Northern Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Lucy Wallace

	Name:	Lucy Wallace
	Title:	Authorised Signatory

By:	/s/ Sarah Brouard

	Name:	Sarah Brouard
	Title:	Authorised Signatory
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 5 LIMITED PARTNERSHIP

By:	Northern Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Lucy Wallace

	Name:	Lucy Wallace
	Title:	Authorised Signatory

By:	/s/ Sarah Brouard

	Name:	Sarah Brouard
	Title:	Authorised Signatory
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

ASHMORE SICAV EMERGING MARKETS DEBT FUND

By:	Northern Trust Global Services Limited, London (Royaume-Uni) Luxembourg Branch
Its:	Custodian for and on behalf of Ashmore SICAV in respect of Ashmore SICAV Emerging Markets Debts Fund

By:	/s/ Kim Martin

	Name:	Kim Martin
	Title:	Vice President
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

ASHMORE GLOBAL OPPORTUNITIES LIMITED

By:	Northern Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Lucy Wallace

	Name:	Lucy Wallace
	Title:	Authorised Signatory

By:	/s/ Sarah Brouard

	Name:	Sarah Brouard
	Title:	Authorised Signatory
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

ASSET HOLDER PCC LIMITED in respect of ASHMORE EMERGING MARKETS LIQUID INVESTMENT PORTFOLIO

By:	Northern Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Lucy Wallace

	Name:	Lucy Wallace
	Title:	Authorised Signatory

By:	/s/ Sarah Brouard

	Name:	Sarah Brouard
	Title:	Authorised Signatory
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

EMDCD LTD

By:	Northern Trust Company, London Branch
Its:	Custodian

By:	/s/ Kim Martin

	Name:	Kim Martin
	Title:	Vice President
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

FCI LTD.
By:	/s/ Martin Lang
	Name:	Martin Lang
	Title:	Director
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

ASHMORE EMERGING MARKETS GLOBAL INVESTMENT PORTFOLIO LIMITED

By:	Northern Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Lucy Wallace

	Name:	Lucy Wallace
	Title:	Authorised Signatory

By:	/s/ Sarah Brouard

	Name:	Sarah Brouard
	Title:	Authorised Signatory
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

ASHMORE GROWING MULTI STRATEGY FUND LIMITED

By:	Northern Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Lucy Wallace

	Name:	Lucy Wallace
	Title:	Authorised Signatory

By:	/s/ Sarah Brouard

	Name:	Sarah Brouard
	Title:	Authorised Signatory
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

ASHMORE EMERGING MARKETS DEBT AND CURRENCY FUND

By:	Northern Trust (Guernsey) Limited
Its:	Custodian

By:	/s/ Lucy Wallace

	Name:	Lucy Wallace
	Title:	Authorised Signatory

By:	/s/ Sarah Brouard

	Name:	Sarah Brouard
	Title:	Authorised Signatory
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

CVI GVF (LUX) MASTER S.A.R.L.
By:	/s/ David Fry
	Name:	David Fry
	Title:	Director
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

SHERBROOKE, LTD.
By:	/s/ Marcy Engel
	Name:	Marcy Engel
	Title:	Director
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

FINISTERRE SPECIAL SITUATIONS MASTER FUND
By:	/s/ Rafael Biosse Duplan
	Name:	Rafael Biosse Duplan
	Title:	Authorized Signatory
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

GOLDMAN, SACHS & CO.
By:	/s/ Caroline Benton
	Name:	Caroline Benton
	Title:	Managing Director
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

ASHFIELD INVESTMENTS N.V.

By:	CMTC Management Services B.V.
Its:	Managing Director

By:	/s/ U.A.G. Vinck

	Name:	U.A.G. Vinck
	Title:	Managing Director

By:	/s/ T.M. van Delden

	Name:	T.M. van Delden
	Title:	Managing Director
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

MONTPELIER GLOBAL FUNDS LIMITED
By:	/s/ Jeremy Svejdar
	Name:	Jeremy Svejdar
	Title:	Director
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

OLD LANE HMA MASTER FUND, L.P.

By:	Old Lane Hedge Fund GP, LLC
Its:	General Partner

By:	/s/ Daniel McAuliffe

	Name:	Daniel McAuliffe
	Title:	Managing Director
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

OLD LANE CAYMAN MASTER FUND, L.P.

By:	Old Lane Hedge Fund GP, LLC
Its:	General Partner

By:	/s/ Daniel McAuliffe

	Name:	Daniel McAuliffe
	Title:	Managing Director
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

OLD LANE US MASTER FUND, L.P.

By:	Old Lane Hedge Fund GP, LLC
Its:	General Partner

By:	/s/ Daniel McAuliffe

	Name:	Daniel McAuliffe
	Title:	Managing Director
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

VR GLOBAL PARTNERS, L.P.

By:	VR Advisory Services Ltd.
Its:	General Partner

By:	/s/ Richard Deitz

	Name:	Richard Deitz
	Title:	Director
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

BUCKLAND INVESTMENT PTE LTD
By:	/s/ George Kay
	Name:	George Kay
	Title:	Authorized Signatory
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

CASTLERIGG LATHAM INVESTMENTS LLC

By:	Sandell Asset Management Corp.
Its:	Manager

By:	/s/ Patrick T. Burke

	Name:	Patrick T. Burke
	Title:	Senior Managing Director
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

BLACK RIVER EMERGING MARKETS CREDIT FUND LTD.
By:	/s/ Curtis Menkel
	Name:	Curtis Menkel
	Title:	Authorized Signatory
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

GPU ARGENTINA HOLDINGS, INC.
By:	/s/ Enrique Ruete Aguirre
	Name:	Enrique Ruete Aguirre
	Title:	Attorney in Fact
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

J.P. MORGAN OVERSEAS CAPITAL CORPORATION
By:	/s/ William W. Pora
	Name:	William W. Pora
	Title:	Attorney-In-Fact
SIGNATURE PAGE TO AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF AEI

APPENDIX A
Ashmore Cayman SPC No. 3 Ltd. on behalf of and for the account of AEI Segregated Portfolio
Ashmore Global Special Situations Fund 2 Limited
Ashmore Global Special Situations Fund 3 Limited Partnership
Ashmore Global Special Situations Fund 4 Limited Partnership
Ashmore Global Special Situations Fund 5 Limited Partnership
Ashmore SICAV Emerging Markets Debt Fund
Ashmore Global Opportunities Limited
Asset Holder PCC Limited in respect of Ashmore Emerging Markets Liquid Investment Portfolio
EMDCD Ltd.
FCI Ltd.
Ashmore Emerging Markets Global Investment Portfolio Limited
Ashmore Growing Multi Strategy Fund Limited
Ashmore Emerging Markets Debt and Currency Fund
CVI GVF (Lux) Master S.a.r.l.
Investment Partners (B), Ltd
Deutsche Bank AG, London Branch
Sherbrooke, Ltd.
Finisterre Special Situations Master Fund
Goldman, Sachs & Co.
Hillcrest Investments LP
Ashfield Investments N.V.
Montpelier Global Funds Limited
LM Moore SP Investments, LTD
Old Lane HMA Master Fund, L.P.
Old Lane Cayman Master Fund, L.P.
Old Lane US Master Fund, L.P.
TRG Global Opportunity Master Fund, Ltd.
TRG Special Opportunity Master Fund, Ltd.
VR Global Partners, L.P.
Buckland Investment Pte Ltd
Castlerigg LATHAM Investments LLC
Black River Emerging Markets Credit Fund Ltd.
Ponderosa Assets, L.P.
LAIG
D.E. Shaw Laminar Portfolios, L.L.C.
D.E. Shaw Laminar Emerging Markets, L.L.C.
GPU Argentina Holdings, Inc.
J.P. Morgan Overseas Capital Corporation